UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	June 20, 2018

ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

   30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

          (248) 960-9009

(Registrant’s telephone number, including area code)

          Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01                                  Entry into a Material Definitive Agreement.

On June 20, 2018, Rockwell Medical, Inc., a Michigan corporation (the “Company”) and Robert Chioini, Thomas Klema, Patrick, Bagley and Ronald Boyd, agreed to a term sheet (the “Term Sheet”) and plan to submit the terms of the Term Sheet in the form of a stipulated order to the Oakland County Court (the “Court”) on June 21, 2018.  The Term Sheet memorializes the parties’ agreement stemming from the Court-ordered mediation held on June 19, 2018. The Term Sheet provided, among other things, that:

•                 The Company’s Board of Directors (the “Board”) and current committees of the Board shall on a going forward basis vote, and otherwise act, in accordance with the Company’s by-laws and other governing documents.  All meetings shall be called with notice of at least 24 hours, and during business hours if possible, to the Board members and materials provided in advance;

•                 Notwithstanding the bullet point above, the Board will not hire a full-time Chief Executive Officer or Chief Financial Officer before July 11, 2018.  During that period, the Board may continue discussions, negotiations, and interviews with new and existing candidates.  The Board shall have an opportunity to review any supporting materials provided by the candidates or an executive search firm.  The Board agreed to keep the identities of these candidates and all information regarding these candidates confidential and not disclose outside of the Board, except with regard to a candidate ultimately hired by the Company;

•                 The Special Transition Committee shall be disbanded;

•                 Except as otherwise set forth in the Term Sheet, Robert Chioini and Tom Klema agreed they will not hold themselves out as an officer or representative of the Company or any of its subsidiaries, take any actions directly or indirectly on behalf of the Company or any of its subsidiaries, or in any way interfere with the operation of the Company or any of its subsidiaries;

•                 The 2018 Annual Shareholder Meeting currently scheduled for June 21, 2018, shall be opened, without action, and then adjourned.  The 2018 Annual Meeting will be held on or before July 20, 2018, with all matters to be voted upon based on proxies already voted and received, and will not be further extended, except as required by law or court order. For clarity, no director candidate will be elected at the 2018 Annual Shareholder Meeting;

•                 The Company will agree to hold a special shareholder meeting within 60 days of the 2018 Annual Meeting for the sole purpose of electing one director to the class which term expires at the 2019 Annual Shareholder Meeting (Class I).  Mr. Chioini will be allowed to run for the Board seat.  The parties dispute and reserve their rights regarding whether the Board must nominate Mr. Chioini and whether the Board may nominate a competing candidate.  All solicitation materials will need to comply with SEC rules;

•                 Patrick Bagley will resign from the Board effective June 21, 2018.  The Company will pay his director compensation for an additional 30 days;

•                 Robert Chioini will be deemed to be, for purposes of the order, a member of the Board of Directors from June 21, 2018 until the special meeting discussed above.  If Mr. Chioini is not elected at that special meeting, he will resign immediately as a member of Board of Directors.  Mr. Chioini will only be able to act at formal Board of Directors meetings or in discussions with other Board members in connection with or preparation for Board meetings necessary to carry out his fiduciary duties.  Mr. Chioini will receive the Board materials given to other Board members related to Board activities (other than materials adversarial to Chioini, Klema, Bagley or Boyd, including work product or attorney-client privilege);

•                 Notwithstanding anything else in the Company’s by-laws, the Chairman of the Board shall have the authority to call all Board of Directors meetings on his own initiative or upon the request of two directors;

•                 The parties agreed to enter the terms set forth in the Term Sheet in the form of a stipulated order in the Oakland County litigation, the current federal whistle blower lawsuit and any other legal action.  Upon entry of the Term Sheet as a stipulated order in the federal whistle blower lawsuit, the current Oakland County litigation will be dismissed in its entirety without prejudice;

•                 The parties agreed that the term set forth in the Term Sheet are without prejudice to any claims or defenses that they have or may present in the Oakland County litigation, the current federal whistle blower lawsuit and any other legal action;

•                 The parties agreed to continue to negotiate in good faith toward a resolution of the overall dispute between the parties (including the roles of Messrs. Klema, Boyd and Chioini), and to come back to Judge Rosen before July 20, 2018 for a second mediation session.  Judge Rosen will attempt to mediate any disputes over the language of the Term Sheet, and, if unsuccessful, the parties may take the dispute to Judge Michaelson or Judge Potts for resolution; and

•                 The Term Sheet submitted as a stipulated order will supersede all prior orders in the Oakland County litigation, other than the order that “the legal fees incurred by Patrick Bagley and Ronald Boyd with respect to preparing for and attending the facilitation shall be paid by Plaintiff.”

The foregoing summary does not purport to be a complete description of the terms of the Term Sheet and is qualified in its entirety by reference to the full text of the Term Sheet, a copy of which is attached hereto as Exhibit 10.78.

Item 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Mr. Robert Chioini to the Board of Directors

As described above, pursuant to the Term Sheet, the Board will appoint Robert Chioini as a director of the Company immediately following the adjournment of the 2018 Annual Meeting on June 21, 2018 and to serve until the Company’s Special Meeting of Shareholders to be held within 60 days of the 2018 Annual Meeting (the “Special Meeting”).  If Mr. Chioini is not elected to the Board at the Special Meeting, he will resign immediately as a member of Board.  Due to his prior services as an officer of the Company, Mr. Chioini is not considered an independent director under SEC and Nasdaq rules.

Robert L. Chioini, age 53, is the founder and former President and Chief Executive Officer of the Company.  Mr. Chioini was a director from 1996 until May 2018 and served as our Chairman of the Board from March 2000 until March 2018.

There are no arrangements or understandings, other than the Term Sheet, between Mr. Chioini and any person pursuant to which Mr. Chioini was appointed as a director until the Special Meeting, and to the Company’s knowledge, there are no actual or proposed transactions between Mr. Chioini or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K in connection with his appointment as a director of the Company to serve until the Special Meeting.

Resignation of Patrick J. Bagley from the Board of Directors

As described above, pursuant to the Term Sheet, on June 20, 2018, Mr. Bagley agreed to resign from the Board effective on June 21, 2018.  Mr. Bagley has served as a member of the Board since July 2005.  Effective June 21, 2018, with the addition of Mr. Chioini and the resignation of Mr. Bagley, the size of the Board will remain at seven directors.

In connection with Mr. Bagley’s resignation, the Company will pay his independent director compensation for an additional 30 days.

Item 9.01                                  Financial Statements and Exhibits.

(d) Exhibits.                    The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.                        Description

10.78                                                            Term Sheet, dated June 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: June 21, 2018	By:	/s/ Benjamin Wolin
Benjamin Wolin
Chairman of the Board